EXHIBIT 99.1

Worthington Industries Announces Plan to Separate Steel Processing Business, Unlocking Value by Creating New Standalone Public Company

  Separation Will Create Two Distinct, Market-Leading Companies that Are More Specialized and Fit-for-Purpose, with Enhanced Prospects for Growth:
    New Worthington Will Sharpen its Strategic Focus on Fast-Growing, Attractive Markets in Consumer Products, Building Products and Sustainable Energy Solutions
    Worthington Steel Will Operate as a Best-In-Class, Value-Added Steel Processor with Blue Chip Customers and Expanded Opportunities in Electrical Steel and Automotive Lightweighting
  Worthington to Discuss Planned Separation and First Quarter 2023 Financial Results on Webcast at 8:30 a.m. ET Today

COLUMBUS, Ohio, Sept. 29, 2022 (GLOBE NEWSWIRE) -- Worthington Industries, Inc. (NYSE: WOR), a leading industrial manufacturing company, today announced that its Board of Directors unanimously approved a plan to pursue a separation of the Company’s Steel Processing business into a new public company. Worthington Industries plans to effect the separation via a distribution of stock of the Steel Processing business, which is expected to be tax-free to shareholders for U.S. federal income tax purposes. The Company expects to complete the separation by early 2024.

The planned separation will result in two independent, publicly traded companies, each poised to capitalize on differentiated growth and value creation strategies.

  The post-separation Worthington (“New Worthington”) is positioned with premier brands in fast-growing, attractive end markets in Consumer Products, Building Products and Sustainable Energy Solutions.
  The post-separation Steel Processing business (“Worthington Steel”) will be a best-in-class, value-added steel processor with a unique capability set, sophisticated supply chain and pricing solutions and expanded product offerings in electrical steel laminations and laser welding solutions.

John McConnell, executive chairman of Worthington’s Board of Directors, said, “The Board and management team regularly consider alternatives to unlock the value of our businesses and ensure we are best positioned to serve customers. We recently re-segmented to better align each business with the attractive markets we serve, and the planned separation will further advance those efforts.”

McConnell continued, “For nearly 70 years, we have continued my father’s legacy of operating Worthington based on a people-first Philosophy, rooted in the Golden Rule, focused on driving shareholder value. This approach has enabled us to achieve market-leading positions throughout our businesses. As Worthington plans to become two standalone public companies, these guiding principles will remain intact for both companies. I am confident that our business leaders will carry forward our people-first Philosophy and successfully lead each business through its next phase of growth.”

The McConnell family is expected to continue as a meaningful, long-term shareholder of both companies.

Andy Rose, president and CEO of Worthington said, “Following two consecutive years of record earnings, we are excited to pursue this separation from a position of strength and create two distinct, market-leading companies with strong cash flows and compelling growth opportunities.”

Rose continued, “With our Philosophy as the foundation, we will leverage the Worthington Business System driven by Transformation, Innovation and Acquisitions. The separation will provide new career development opportunities for employees, position each company to better meet the evolving needs of customers and unlock value for shareholders. Each company is expected to be well capitalized and better positioned to pursue its respective growth strategies while delivering superior returns for shareholders.”

Rose added, “Both businesses will continue to be headquartered in Columbus, Ohio and will likely keep ‘Worthington’ in their new corporate names, which will be announced prior to completion of the separation. We are taking one great company and making two, building on our proud legacy and carrying forward our winning culture and commitment to the communities where we live and work.”

Compelling Benefits of the Separation

The planned separation is expected to provide both the New Worthington and Worthington Steel with:

  Enhanced agility and sharpened strategic focus: Each company will have a sharper focus on its distinct markets and strategic priorities.
  Tailored capital allocation strategies: Each company is expected to have modest leverage and ample liquidity combined with strong cash flows, providing flexibility to deploy capital toward its specific growth opportunities.
  Shareholder value creation opportunities: The separation will create two more focused businesses with differentiated investment theses, making each company easier for investors to understand and appropriately value.
  Outstanding boards of directors and management teams: Both companies will be overseen by engaged and highly qualified directors and led by experienced leadership teams with proven records of driving growth and creating value.

New Worthington: A Market-Leading Company with Premier Brands in Fast-Growing, Attractive End Markets in Consumer Products, Building Products and Sustainable Energy Solutions

New Worthington will be a market-leading company with premier brands in attractive end markets in Consumer Products, Building Products and Sustainable Energy Solutions. As a more focused company, New Worthington will be well-positioned to capitalize on key trends in sustainability, technology, remodeling and construction and outdoor living. New Worthington will continue to pursue a growth strategy focused on leveraging its robust new product pipeline of sustainable, tech-enabled solutions to disrupt mature markets. New Worthington will continue to leverage the Worthington Business System, which powers a winning culture and higher growth and profitability through Transformation, Innovation and Acquisitions. The new company’s high margins and asset-light focus is expected to enable strong free cash flow generation and returns for shareholders. Further, New Worthington’s value will no longer be highly correlated to the price of steel, providing the opportunity for premium sector multiples.

For fiscal year 2022, Worthington’s Consumer Products, Building Products and Sustainable Energy Solutions businesses delivered $1.3 billion in sales and adjusted EBITDA of $340 million, an increase of 47% compared to the $232 million of adjusted EBITDA generated during fiscal year 2021. Post-separation, New Worthington intends to continue its balanced approach to capital allocation and maintain a strong balance sheet and a dividend policy that is consistent with its historic practice.

Following the completion of the separation, New Worthington will continue to be led by Andy Rose and will maintain its headquarters in Columbus, Ohio.

Worthington Steel: A Best-in-Class, Value-Added Steel Processor with a Unique Capability Set, Sophisticated Supply Chain and Pricing Solutions and Expanded Opportunities in Electrical Steel and Automotive Lightweighting

Following the separation, Worthington Steel will be a best-in-class, value-added steel processor and producer of electrical steel laminations and automotive lightweighting solutions, positioned to capitalize on expanding opportunities in electrification, sustainability and infrastructure spending. Worthington Steel will have a unique capability set and sophisticated supply chain and pricing solutions to serve its blue chip customers, grow market share and increase margins. The Company will continue leveraging the Worthington Business System to power a winning culture, higher growth and profitability through Transformation, Innovation and Acquisitions.

For the fiscal year 2022, Worthington’s Steel Processing business generated $3.9 billion in sales and $259 million of adjusted EBITDA. Worthington Steel intends to continue its balanced approach to capital allocation and maintain a strong balance sheet and a dividend policy that is consistent with Worthington Industries’ historic practice.

Geoff Gilmore, currently Chief Operating Officer of Worthington, will serve as Chief Executive Officer of Worthington Steel, which will be headquartered in Columbus, Ohio.

Transaction Details

Completion of the separation is subject to, among other things, general market conditions, finalization of the capital structure of the two companies, completion of steps necessary to qualify the separation as a tax-free transaction, receipt of regulatory approvals and final approval by the Company’s Board of Directors. Following the separation, New Worthington expects to continue to be publicly traded on the New York Stock Exchange and expects Worthington Steel to also be publicly listed. Specific details about Board members, executive leadership and management teams will be made available in due course.

The Company may, at any time and for any reason until the proposed transaction is complete, abandon the separation or modify or change its terms, including the individual businesses and components of each of the two companies. The separation is expected to be completed by early 2024, but there can be no assurance regarding the ultimate timing of the separation or that the separation will ultimately occur.

Advisors

Goldman Sachs & Co. LLC is serving as Worthington’s lead financial advisor, and Latham & Watkins LLP is serving as primary legal counsel.

Conference Call and Webcast

Worthington will discuss the planned separation on its first quarter 2023 earnings conference call, which will be held today at 8:30 a.m. ET. The online webcast of the call, along with the accompanying slide presentation, will be available at www.WorthingtonIndustries.com.

About Andy Rose

Andy Rose, 52, is the president and chief executive officer (CEO) of Worthington Industries. Rose joined Worthington in 2008 as vice president and chief financial officer (CFO) and helped preserve liquidity and financial stability and guide the Company through the Great Recession. In 2014, he was promoted to executive vice president and CFO and has been instrumental in advancing the Company’s strategy and capital allocation. He was named president of Worthington Industries in August 2018 and became CEO of the Company in September 2020. Prior to Worthington, Rose held numerous positions at financial institutions including MCG Capital Corporation, Wachovia Capital Associates and J.P. Morgan & Co., and was co-founder of Peachtree Equity Partners.

About Geoff Gilmore

Geoff Gilmore, 50, is executive vice president and chief operating officer (COO) of Worthington Industries. He joined Worthington Industries in 1998 in sales for the Steel Processing business and took on roles of increasing responsibility over the following 13 years including serving as general manager of the Company’s largest Steel Processing facility in Delta, Ohio. In July 2011, he was named vice president of Purchasing responsible for all purchasing efforts including steel, commodity and OEM purchasing. In August 2012, he was named president of the Steel Processing business where he led the business to three record years of earnings and safety performance. In 2016, he was named president of Worthington Cylinder Corporation where he spent two years cultivating a focus on continuous improvement through Transformation and Innovation, oversaw the Company’s then largest acquisition and the business achieved record earnings in his second year at the helm. In August 2018, he was named executive vice president and COO of the Company.

About Worthington Industries

Worthington Industries (NYSE:WOR) is a leading industrial manufacturing company pursuing its vision to be the transformative partner to its customers, a positive force for its communities and earn exceptional returns for its shareholders. For over six decades, the Company has been delivering innovative solutions to customers spanning industries such as automotive, energy, retail and construction. Worthington is North America’s premier value-added steel processor and producer of laser welded solutions and electrical steel laminations that provide lightweighting, safety critical and emission reducing components to the mobility market. Through on-board fueling systems and gas containment solutions, Worthington serves the growing global hydrogen ecosystem. The Company’s focus on innovation and manufacturing expertise extends to market-leading consumer products in tools, outdoor living and celebrations categories, sold under brand names, Coleman®, Bernzomatic®, Balloon Time®, Level5 Tools®, Mag Torch®, Well-X-Trol®, General®, Garden-Weasel®, Pactool International® and Hawkeye™; as well as market leading building products, including water systems, heating & cooling solutions, architectural and acoustical grid ceilings and metal framing and accessories.

Headquartered in Columbus, Ohio, Worthington operates 52 facilities in 15 states and nine countries, sells into over 90 countries and employs approximately 9,500 people. Founded in 1955, the Company follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Relentlessly finding new ways to drive progress and transform, Worthington is committed to providing better solutions for customers and bettering the communities where it operates by reducing waste, supporting community-based non-profits and developing the next generations of makers.

Safe Harbor Statement

The Company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements by the Company relating to the intended separation of Worthington’s Steel Processing business; the timing and method of the separation; the anticipated benefits of the separation; the expected financial and operating performance of, and future opportunities for, each company following the separation; the tax treatment of the transaction; the leadership of each company following the separation; and other non-historical matters constitute “forward-looking statements” within the meaning of the Act. Forward-looking statements may be characterized by terms such as “believe,” “anticipate,” “should,” “would,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “targets,” “aims,” “seeks,” “sees” and similar expressions. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, the final approval of the separation by our board of directors; the uncertainty of obtaining regulatory approvals in connection with the separation, including rulings from the Internal Revenue Service; the ability to satisfy the necessary closing conditions to complete the separation on a timely basis, or at all; our ability to successfully separate the two companies and realize the anticipated benefits of the separation; the risks, uncertainties and impacts related to the COVID-19 pandemic – the duration, extent and severity of which is impossible to predict, including the possibility of future resurgence in the spread of COVID-19 or variants thereof – and the availability, effectiveness and acceptance of vaccines, and other actual or potential public health emergencies and actions taken by governmental authorities or others in connection therewith; the effect of national, regional and global economic conditions generally and within major product markets, including significant economic disruptions from COVID-19, the actions taken in connection therewith and the implementation of related fiscal stimulus packages; the effect of conditions in national and worldwide financial markets, including inflation and increases in interest rates, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations (especially in light of COVID-19 and Russia’s invasion of Ukraine); the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive (especially in light of the semi-conductor shortages), construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages (especially in light of the COVID-19 pandemic), interruption in utility services, civil unrest, international conflicts, terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation and interest rate increases, which may negatively impact the Company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission (“SEC”) and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Act of 2021, and the Dodd-Frank Wall Street Reform and the Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, especially in light of the COVID-19 pandemic which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; the effect of tax laws in the U.S. and potential changes for such laws, which may increase the Company’s costs and negatively impact its operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the filings of Worthington Industries, Inc. with the SEC, including those described in “Part I — Item 1A. — Risk Factors” of Worthington’s Annual Report on Form 10-K for the fiscal year ended May 31, 2022, and its subsequent filings with the SEC. Forward-looking statements should be construed in the light of such risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. Worthington does not undertake, and hereby disclaim, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

While Worthington Industries reports its results in accordance with generally accepted accounting principles in the United States, or GAAP, certain statements made in these materials include or make reference to adjusted EBITDA, a "non-GAAP" measure. This measure is included to provide additional useful information regarding Worthington Industries' financial results, and is not a substitute for its comparable GAAP measure. An explanation of this non-GAAP measure, and a reconciliation of this non-GAAP measure to its directly comparable GAAP measure, is included in the accompanying Company Separation Presentation and is available on the Investor Relations page of Worthington Industries’ website at www.worthingtonindustries.com. Descriptions of this and many of our other non-GAAP measures are also included in Worthington Industries' SEC reports.

Contact

Sonya L. Higginbotham
VP, Corporate Communications and Brand Management 614.438.7391 | sonya.higginbotham@worthingtonindustries.com

Marcus A. Rogier
Treasurer and Investor Relations Officer
614.840.4663 | marcus.rogier@worthingtonindustries.com

200 Old Wilson Bridge Rd. | Columbus, Ohio 43085
WorthingtonIndustries.com